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                                                                    EXHIBIT 99.1

                                                                   SCHEDULE II.1

                          COMMUNITY DISTRIBUTORS, INC.
                  SUMMARY OF VALUATION AND QUALIFYING ACCOUNTS

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
INVENTORY                                                           BEGINNING                                END
RESERVES                                                             OF YEAR     ADDITIONS   REDUCTIONS    OF YEAR
------------------------------------------------------------------  ----------  -----------  -----------  ----------
Fiscal 1998.......................................................  $  113,220   $       0    $ (62,338)  $   50,882
Fiscal 1997.......................................................  $  108,779   $   4,441    $       0   $  113,220
Fiscal 1996.......................................................  $   61,233   $  47,546    $       0   $  108,779
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Note  The Company has the demonstrated ability, based upon its contractual and other relationships with its vendors, to recover virtually all of the costs of excess, obsolete and damaged inventory upon return of such inventory to its vendors.